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                                                                    EXHIBIT 10

                       RELEASE AND SETTLEMENT AGREEMENT

    This Release and Settlement Agreement ("Settlement Agreement") is made and entered into effective as of the 25th day of January 1994 ("Settlement Date"), by and between Delhi Gas Pipeline Corporation ("Delhi") and Southwestern Electric Power Company ("SWEPCO").

                             W I T N E S S E T H:

    WHEREAS, SWEPCO and Delhi are parties to that certain Gas Purchase and Sales Agreement dated March 1, 1980, named ET-418-GS, as amended (the "Agreement");

    WHEREAS, SWEPCO has asserted certain claims against Delhi in connection with the Agreement in a lawsuit styled and numbered Southwestern Electric Power Company vs. Delhi Gas Pipeline Corporation, No. 56-91, in the District Court of Marion County, Texas (the "Lawsuit"), and Delhi has asserted certain counterclaims against SWEPCO in this same Lawsuit;

    WHEREAS, on or about November 1, 1993, SWEPCO paid the difference between the November 1992 NGPA Section 102 price and a price based on SWEPCO's cost of gas methodology, plus gathering and treating fees, for September 1993 deliveries into the Registry of the Court in Marion County, and SWEPCO paid similar amounts into the Court relating to October and November 1993 deliveries (the "Escrowed Funds");

    WHEREAS, contemporaneously with and as a condition precedent and requirement of this Settlement Agreement, the parties are entering into new four-year gas sales and transportation agreements (the "New Contracts"), the basic terms of which are summarized and described in that certain document executed by the parties on January 20, 1994;

    WHEREAS, SWPECO and Delhi desire to enter into this Settlement Agreement as a full release and settlement of all claims by both parties in any way related to the Agreement or the Lawsuit.

    NOW, THEREFORE, SWEPCO and Delhi hereby covenant and agree as follows:

    1. SWEPCO shall pay to Delhi for gas delivered under the Agreement through December 31, 1993, the sum of $6,333,433.90, less the amount of the Escrowed Funds, on or before January 28, 1994. SWEPCO and Delhi will file an agreed
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order for the release of the Escrowed Funds, payable to Delhi, on or before
January 28, 1994.

   2. SWEPCO and Delhi agree to terminate the Agreement effective January 31, 1994, and except with regard to payment for January 1994 gas deliveries, the Agreement shall be of no further force or effect after January 31, 1994. SWEPCO shall pay Delhi, on the date that payment is due under the Agreement, for January 1994 gas deliveries under the Agreement at the November 1992 NGPA Section 102 price, plus 7.5% of that price, and the escalated fees provided for in the Agreement.

   3. As a condition precedent and requirement of this Settlement Agreement, the parties, contemporaneously with the execution of this Settlement Agreement, are entering into the New Contracts.

   4. Each party, in consideration of the payments, promises, and obligations set forth in Paragraphs 1-3 above, does hereby RELEASE, ACQUIT, and FOREVER DISCHARGE, and by these presents does for its successors, assigns, affiliates, officers, directors, employees, and shareholders, and other legal representatives, RELEASE, ACQUIT, and FOREVER DISCHARGE the other, their affiliates, officers, directors, and shareholders, from any and all CLAIMS, DEMANDS, and CAUSES OF ACTION whatsoever, whether known or unknown, whether in contract or in tort, whether in law or in equity, whether arising under or by virtue of any statute or regulation, including but not limited to all claims for breach of contract, fraud, bad faith, reimbursement, punitive and exemplary damages, attorneys fees, interest, and all other claims arising out of or relating to the Agreement and the Lawsuit, including all claims asserted and that could have been asserted therein.

   5. This Settlement Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Texas.

   6. This Settlement Agreement may be executed in counterpart, and each and every counterpart shall be deemed for all purposes one agreement.

   7. The parties shall jointly dismiss with prejudice the Lawsuit, and each party shall bear its own costs of suit and attorneys' fees. The parties shall further submit an agreed order to the Court releasing the Escrowed Funds to Delhi.

   8. This Settlement Agreement has been entered into to resolve all disputes that arose prior to the Settlement Date





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concerning the intent, understanding, and legal force and effect of certain provisions of the Agreement and the parties' performance thereunder. This Settlement Agreement shall not in any way constitute an admission of liability by either party.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Settlement Agreement to be executed, in duplicate originals, by its duly authorized representative.

ATTEST:                                    DELHI GAS PIPELINE CORPORATION

/s/ KENNETH J. ORLOWSKI                       /s/ DAVE JOHNSON
____________________________               By:___________________________
                                           Title:  SR. VICE PRESIDENT

ATTEST:                                    SOUTHWESTERN ELECTRIC POWER
                                           COMPANY

/s/ FREDERIC L. FRAWLEY                       /s/ LESLIE E. DILLAHUNTY
____________________________               By:___________________________
                                           Title:  AUTHORIZED AGENT










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